UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 30, 2019

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400 Englewood, Colorado		80112
(Address of principal executive offices)		(Zip code)

(303) 708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Shares, without par value	UPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 30, 2019, Ultra Petroleum Corp. (the “Company”) was notified by The Nasdaq Stock Market (“Nasdaq”) that the Company’s common stock will be delisted from the Nasdaq Global Select Market effective as of the open of business on August 8, 2019 as a result of failing to regain compliance with the $1.00 per share minimum bid price requirement for continued inclusion on Nasdaq based on Listing Rule 5550(a)(2). The Nasdaq will apply to the Securities and Exchange Commission to delist the common stock upon completion of all applicable procedures.

The Company anticipates that effective August 8, 2019, the common stock of the Company will commence trading on the OTCQX marketplace under the symbol “UPLC.” Quotes and related Company information will be available at www.otcmarkets.com.

The Company plans to continue to make all required SEC filings, including those on Forms 10-K, 10-Q and 8-K, and will remain subject to all SEC rules and regulations applicable to reporting companies under the Securities Exchange Act of 1934.

Item 7.01.	Regulation FD Disclosure

On July 31, 2019, the Company issued a press release with respect to the Nasdaq’s suspension of trading and commencement of delisting procedures.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release of Ultra Petroleum Corp., dated July 31, 2019 regarding notice of delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 31, 2019

ULTRA PETROLEUM CORP.

By:	/s/ Kason D. Kerr
Name:	Kason D. Kerr
Title:	Vice President, General Counsel and Corporate Secretary